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                                                                    EXHIBIT 23.9

                CONSENT OF NATIONSBANC MONTGOMERY SECURITIES LLC

    We hereby consent to the inclusion of our opinion letter dated March 23, 1998 to the Board of Directors of Walsh International Inc. (the "Company") regarding the acquisition of the Company by Cognizant Corporation in the Proxy Statement/Prospectus of the Company which is a part of this Registration Statement on Form S-4 (the "Registration Statement") and to the references herein to our firm and to our opinion under the heading "The Parties--Opinion of Financial Advisor to Walsh". In giving the foregoing consent, we do not admit
(i) that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of the 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          NATIONSBANC MONTGOMERY SECURITIES LLC

Date: June 1, 1998